UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___ )

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                          Valgro Funds, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Valgro® Fund
2001 Proxy Statement

This report is neither a prospectus nor an annual report. It is intended for current shareholders of the fund, and it is not to be distributed to prospective shareholders without a prospectus. To get a free copy of the prospectus or annual report please visit our web site at valgro.com, or e-mail admin@valgro.com, or call us collect at (415) 665-5520.

Valgro is a registered service mark of Valgro Investments, Inc.

Table of Contents

  When and Where
  Voting Procedures
  Principal Holders
  Proposal #1: Election of Directors
  Proposal #2: Approval of Auditor
  Propsoal #3: Approval of Revised Advisory Contract
  Full Text of Advisory Contract
  Proxy

When and Where

The annual meeting of shareholders of Valgro Funds, Inc., will be held at 3PM Pacific Time on Monday March 26, 2001, at 377 Warren Drive, San Francisco, CA 94131-1033. This is the address of the fund and of its investment adviser, Valgro Investments, Inc.

Proxies must be received at this location before the meeting in order to be counted. You may change your vote or revoke your proxy at any time prior to the meeting. This notice and accompanying proxy are being sent to shareholders on March 9, 2001. Shareholders may vote the number of shares they held of record on January 31, 2001.

To submit a proposal to be voted on at next year's annual meeting, you must submit the documentation specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. This documentation must be received at the fund's address by December 31, 2001.

The Board of Directors is soliciting your proxy and recommends a vote for all directors and and for approval of the auditor and the revised advisory contract. Any costs of this solicitation will be borne by the fund.

The fund distributes its own securities without an underwriter, as permitted by 15 USC 80a-12(b) for companies qualifying under 15 USC 80a-10(d).

Voting Procedures

Annual approval of the directors and the auditor each requires an affirmative vote by over 50% of the votes cast, for which a quorum is the vote of over 50% of the shares outstanding.

However, the advisory contract requires approval by a "majority of the outstanding voting securities," as defined by the Investment Company Act of 1940. For this, a quorum is again the vote of over 50% of the shares outstanding. But it requires an affirmative vote by the lesser of: (1) 67% of the votes cast, or (2) over 50% of the shares outstanding.

Voting for directors is cumulative: if you withhold your vote from some directors, those votes are spread among any directors you do vote for.

Abstentions count toward a quorum, but they have the same effect as votes against approval of the proposals. That's because they're not counted as affirmative votes, but they are counted in the total number of votes cast when determining the percentage of approval.

In contrast, broker non-votes have no effect whatsoever. They don't count toward a quorum, they're not counted in the votes toward approval, and they're not counted in the total number of votes cast when determining the percentage of approval.

Principal Holders

Anyone owning at least 5% of the fund is considered a "principal holder." Of the 224,669.311 shares outstanding on the record date, principal holders were Stanley Rintel with 108,675.3905 shares (48.4%), Ruth Rintel with 79860.1005 shares (35.5%), and Robert Rintel with 12000 shares (5.3%). Since Stanley and Ruth are the parents of Robert Rintel, the fund's President, mail to any of them can be sent to the fund's address, 377 Warren Drive, San Francisco, CA 94131-1033. Robert Rintel's shares are the only shares owned by officers or directors of the fund.

Proposal #1: Election of Directors

The board of directors has no separate committees dealing with audit, nomination, or compensation issues. The board held 8 meeting during the fiscal year ended October 31, 2000. The directors and officers of the fund are the two people listed below. An asterisk indicates anyone legally considered an "interested person" of the fund.

*Robert Allen Rintel, 36 years old, is Chairman of the board of directors and President of Valgro Funds, Inc., and of its investment adviser, Valgro Investments, Inc. He also currently occupies the position of all other officers of these two companies. He has held these positions since before the fund's 2/9/00 inception. He did financial software development as an Associate at J.P. Morgan & Co. from 3/94 to 10/95 and as an Assistant Vice President at First Chicago from 10/95 to 2/96. From then until 5/99, he worked on various software projects while growing the value of his personal investments. From 5/99 to the present, he has been working on building Valgro Funds and Valgro Investments.

F. Joseph Moretti, 72 years old, is a member of the board of directors of Valgro Funds, Inc. He has held this position since before the fund's 2/9/00 inception. From 1994 until 2/99, he was the Project Director in Malawi (a country in Africa) for the Jesuit Refugee Service, a humanitarian organization. After that, he returned to his former software career as a Senior Software Developer at Syllogy Corp., a software development and consulting firm.

Officers and directors who are interested persons of the fund receive no compensation or retirement benefits from the fund, though they may receive compensation or retirement benefits from the fund's investment adviser, in accordance with 15 USC 80a-10(d)(7). Mr. Moretti will receive no compensation or retirement benefits during the current fiscal year ending October 31, 2001, though he may be paid in future fiscal years depending on the fund's net asset level. A specific level and compensation amount for those future years has not been determined. This is summarized in the following table:

Compensation Table
		Pension or	Estimated	Total
		retirement	annual	compensation
Name of	Aggregate	benefits	benefits	from fund
person	compensation	accrued as	upon	and fund
& position	from fund	fund expenses	retirement	complex
Robert Rintel (Chairman & President)	$0	$0	$0	$0
F. Joseph Moretti (Director)	$0	$0	$0	$0

Proposal #2: Approval of Auditor

The independent certified public accountant which serves as the fund's auditor must be annually approved by the shareholders. The board of directors recommends approving Grant Thornton LLP to continue as the fund's auditor. There will be no representatives of Grant Thornton LLP at the shareholders' meeting, nor any statement from them other than their audit report contained in the fund's annual report, nor any opportunity to ask them questions.

The following table summarizes the fees billed to the fund by Grant Thornton LLP for services rendered during the fiscal year ended October 31, 2000, but after the fund's 2/9/00 inception.

Audit Fees	$6,000.00
Financial Information Systems Design and Implementation Fees	$0.00
All Other Fees	$0.00

Propsoal #3: Approval of Revised Advisory Contract

The fund's investment adviser is Valgro Investments, Inc., 377 Warren Drive, San Francisco, CA 94131-1033. Robert A. Rintel, who lives at this same address, is the adviser's sole shareholder, officer, and director, and his principal occupation is running it and the fund. The original advisory contract was signed 9/21/99 and approved by the organizing shareholders at that time, prior to the fund's 2/9/00 inception. The revised contract for which the fund is seeking approval has 3 sets of changes.

First, on 6/29/00, a successor of the same name as the original Illinois adviser corporation was incorporated in California, so the contract needs to be updated to identify the adviser as a California corporation. The successor merged with its predecessor and succeeded to its predecessor's registration as an investment adviser. The opinion of the board of directors is that this change has no material effect on fund shareholders.

Second, on 10/17/00, the fund and its adviser updated their codes of ethics to remove some potential ambiguity about what situations the various rules apply to. Since the investment adviser's code of ethics was attached to the advisory contract, the attachment to the contract has to be updated. The opinion of the board of directors is that this change benefits the adviser only in ways that don't hurt the fund. Mainly, this benefit is the ability of the adviser's insiders to rebalance their own portfolios using the same computer program that is used for fund portfolios. The adviser had this right explicitly under the original contract when rebalancings occurred every 14 or more days; under the new contract, they can occur more frequently.

Third, the language concerning the duration of the contract was adjusted to be in strict conformity with 15 USC 80a-15(a), and the term of the contract was changed from 1 year to 100 years, with the adviser now having the right to terminate the contract with 60 days' notice. A 1-year contract must be approved by shareholders each year, whereas a 100-year contract can be renewed by the board of directors each year without shareholder approval. However, any changes to the contract must be approved by shareholders. The opinion of the board of directors is that this change has a negligible effect on fund shareholders. If the shareholders had the votes to terminate the existing contract, they'd presumably have the votes to replace the board of directors, which under the new contract retains the power to terminate the contract at any time without penalty.

The board of directors has approved the new contract and is submitting it to the shareholders for a formal vote. Except for the minor changes noted above, the terms of the core contract are essentially unchanged from the original contract. In particular, the compensation of the adviser is unchanged: on each business day that the New York Stock Exchange is open for trading, the adviser will continue to accrue a fee of 0.9% of 1/250 of that day's closing net assets (before adviser fees). During the fiscal year ended 10/31/01, the adviser's fees totaled $9,587.60.

The full advisory contract is shown below. All changes from the original contract are underlined.

Full Text of Advisory Contract

By this contract, Valgro Investments, Inc. ("Adviser"), a California corporation, agrees to be the investment adviser to the Valgro Fund of Valgro Funds, Inc. ("Advisee"), an Illinois corporation, in exchange for which Advisee agrees to pay Adviser the following fee. On each business day that the New York Stock Exchange is open for trading, a fee of 0.9% of 1/250 of that day's closing net assets (before adviser fees) is accrued. Accrued fees must be paid at least monthly.

The contract shall commence upon approval by Advisee's shareholders. The contract is for a term of one hundred years, provided its continuance is approved at least annually by Advisee's board of directors or shareholders. Advisee may terminate the contract at any time without penalty, Adviser may terminate the contract with 60 days' notice, and the contract terminates automatically upon its assignment.

Adviser shall be given discretionary authority over Advisee's brokerage account, but not custody over Advisee's assets. Subject to Adviser's attached code of ethics, Adviser shall be permitted to execute any trades that are legally permitted for Advisee, consistent with the Advisee's investment objectives as stated in Advisee's prospectus, and within Advisee's economic means. Advisee or its transfer agent shall inform Adviser when cash is needed for redemptions, distributions, and expenses, and when cash is available from purchases, and Adviser shall make any securities trades necessary to accomodate this.

Signed on March 1, 2000, in San Francisco, California:

Robert Rintel
President & Chairman, Valgro Funds, Inc.

Robert Rintel
President & Chairman, Valgro Investments, Inc.

Attachment: Code of Ethics of Valgro Investments

Valgro Investments has adopted the rules below to hinder "insiders" from putting their interests above clients' interests. For the sake of this discussion, "insider" means Valgro Investments itself and all related persons who have nonpublic knowledge of client transactions, advice, advising methods, or advice planning. As long as the rules are followed, insiders are explicitly permitted to buy or sell securities they know will be, are being, or have been traded in a client account. Insiders are required to pre-clear all trades and to submit copies of their monthly statements from all their brokerage and securities accounts, to ensure compliance with the rules.

For each of the 5 types of client trades (trades done on behalf of a client), there is a "blackout" period during which no insider can trade a security on the same side as the client (i.e., buy when the client buys or sell when the client sells). This blackout ends once the client order is submitted to the broker (even if the markets are closed at the time). If an insider violates a blackout, then (1) he must submit a non-limit order reversing his trade (selling the shares he bought or buying back the shares he sold) before the client order is submitted, and (2) the blackout is extended for him until the client trade is actually executed. The blackout exempts trades done by an insider either (1) before he became an insider, or (2) before the clients for whom a trade is being done became clients. For the blackout, long calls and short puts are treated as securities purchases, while short calls and long puts are treated as securities sales. The blackout only covers trades where the amount of the insider's covered security is determined by the insider; thus, it exempts dividend reinvestment plans, rights exercises, and trades of mutual funds holding that security. The blackouts for the 5 types of client trades are:

  When a security is purchased for a client not currently owning that security, the blackout is 60 calendar days.
  When all shares of a security are sold for a client, the blackout is 60 calendar days. This blackout exempts insiders' sales done through the same computer program or spreadsheet used in (3) below.
  On a regularly scheduled basis, a computer program or spreadsheet is used to rebalance client portfolios. This may involve buying more, or selling some but not all, of securities already owned. The blackout is 14 calendar days. This blackout exempts insiders' trades done through the same computer program or spreadsheet.
  On an unpredictable basis, a client may seek to deposit or withdraw cash. This may result in a computer program or spreadsheet being used to rebalance a client portfolio, as in (3) above. The blackout begins the moment the client notifies Valgro Investments of its cash instructions.
  There is no blackout for trades done to correct previous trades, or for offsetting purchases & sales done for tax purposes, or for any trade not explicitly contained in the first 4 types of client trades above.

Valgro Fund Proxy

The easiest way to vote is to email a reply with answers to the 3 questions below. Alternatively, you can circle the answers and mail it to the address shown on the enclosed statement. Or you can attend the annual meeting.

  Robert A. Rintel and F. Joseph Moretti are running for re-election as directors. Please choose 1 option:
    Vote for both
    Withhold my vote from _______________
    Withhold my vote from both
    Abstain
  Do you approve Grant Thornton LLP continuing as the fund's auditor?
    Yes
    No
    Abstain
  Do you approve the investment advisory contract?
    Yes
    No
    Abstain

Please sign here (or type your name if replying by email): ______________________________ and date it: __________.